UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO

SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

Tidal Trust II
(Exact name of registrant as specified in its charter)

Delaware
(State of incorporation or organization)

See List Below
(I.R.S. Employer Identification Number)

234 West Florida Street, Suite 203, Milwaukee, Wisconsin 53204
(Address of registrant’s principal executive offices)

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered
YieldMax™ Target 12™ Semiconductor Option Income ETF	NYSE Arca, Inc
YieldMax™ Target 12™ Biotech & Pharma Option Income ETF	NYSE Arca, Inc
YieldMax™ Target 12™ Energy Option Income ETF	NYSE Arca, Inc
YieldMax™ Target 12™ Real Estate Option Income ETF	NYSE Arca, Inc
YieldMax™ Target 12™ Tech & Innovation Option Income ETF	NYSE Arca, Inc
YieldMax™ Target 12™ Big 50 Option Income ETF	NYSE Arca, Inc

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act Registration file number to which this form relates: 333-264478

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1. Description of Registrant’s Securities to be Registered.

Reference is made to Post-Effective Amendment No. 277 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-264478 and 811-23793), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No. 0001999371-24-014425) on November 8, 2024, which is incorporated herein by reference.

The Trust currently consists of 118 registered series. The series to which this filing relates and their IRS Employer Identification Numbers are as follows:

Title of Each Class of Securities to be Registered	IRS Employer ID Number
YieldMax™ Target 12™ Semiconductor Option Income ETF	33-1617780
YieldMax™ Target 12™ Biotech & Pharma Option Income ETF	33-1551334
YieldMax™ Target 12™ Energy Option Income ETF	33-1549593
YieldMax™ Target 12™ Real Estate Option Income ETF	33-1576806
YieldMax™ Target 12™ Tech & Innovation Option Income ETF	33-1595930
YieldMax™ Target 12™ Big 50 Option Income ETF	33-1617706

Item 2.     Exhibits

A.	Certificate of Trust dated January 13, 2022, as filed with the state of Delaware on January 13, 2022, for Tidal Trust II (formerly Tidal ETF Trust II) (the “Trust” or the “Registrant”) is incorporated herein by reference to Exhibit (a)(i) to the Registrant’s Initial Registration Statement on Form N-1A, as filed with the SEC on April 26, 2022.
B.	Certificate of Amendment to Certificate of Trust dated November 11, 2022, as filed with the state of Delaware on November 14, 2022, for the Registrant is incorporated herein by reference to Exhibit (a)(ii) to the Registrant’s Registration Statement, Post-Effective Amendment 28, on Form N-1A, as filed with the SEC on November 14, 2022.
C.	Registrant’s Third Amended and Restated Declaration of Trust, adopted as of November 9, 2023, is incorporated herein by reference to Exhibit (a)(iii) to the Registrant’s Registration Statement on Form N-1A, Post-Effective Amendment 135, as filed with the SEC on November 20, 2023.
D.	Registrant’s Amended and Restated By-Laws, effective as of November 10, 2022, are incorporated herein by reference to Exhibit (b) to the Registrant’s Registration Statement on Form N-1A, Post-Effective Amendment 28, as filed with the SEC on November 14, 2022.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Tidal Trust II

November 12, 2024

By:	/s/ Eric W. Falkeis
Name:	Eric W. Falkeis
Title:	President